JOHN HANCOCK CAPITAL SERIES

                              101 Huntington Avenue
                                Boston, MA 02199


John Hancock Investor Services Corporation
101 Huntington Avenue
Boston, MA   02199

     Re: Transfer Agency and Service Agreement

Ladies and Gentlemen:

     Pursuant to Section 9.01 of the Transfer Agency and Service Agreement dated as of January 1, 1991 between John Hancock Capital Series (the "Trust") and John Hancock Investor Services Corporation (the "Transfer Agent"), please be advised that the Trust has established a new series of its shares, namely, John Hancock Independence Equity Fund (the "Fund"), and please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Transfer Agency and Service Agreement to the Fund in accordance with the fee schedule attached as Exhibit A.

     Please state below whether you are willing to render such services in accordance with the fee schedule attached as Exhibit A.

                                                     JOHN HANCOCK CAPITAL SERIES



ATTEST:  /s/ Susan S. Newton                         By:  /s/ Anne C. Hodsdon
         -------------------------                        ----------------------
         Secretary                                        President

Dated:  August 30, 1996


     We are willing to render transfer agency services to John Hancock Independence Equity Fund in accordance with the fee schedule attached hereto as Exhibit A.


                                                  JOHN HANCOCK INVESTOR SERVICES
                                                  CORPORATION



ATTEST:  /s/ Susan S. Newton                      By:  /s/Charles McKenney, Jr.
         -------------------------                     -------------------------
                                                       Title:

Dated:  August 30, 1996

             TRANSFER AGENT FEE SCHEDULE, EFFECTIVE AUGUST 30, 1996



     Effective August 30, 1996, the transfer agent fees payable monthly under the transfer agent agreement between each fund and John Hancock Investor Services Corporation shall be the following rates plus certain out-of-pocket expenses as described to the Board:

                                                     Annual Rate Per Account
Equity Fund                                     Class A Shares    Class B Shares

Capital Series                                      $19.00            $21.50
 - Special Value
 - Independence Equity
 - Utilities
Special Equities
World
 - Pacific Basin
 - Global Rx
 - Global Marketplace
Freedom Investment Trust
 - Gold and Government
 - Regional Bank
 - John Hancock Disciplined Growth
 - John Hancock Financial Industries
Freedom Investment Trust II
 - Global
 - International
 - Special Opportunities
 - Growth
Freedom Investment Trust III
 - Discovery
John Hancock Investment Trust
 - Growth & Income
John Hancock Series, Inc.
 - Emerging Growth
 - Global Resources
John Hancock Sovereign Investors Fund, Inc.
 - Sovereign Investors
 - Sovereign Balanced
John Hancock Technology Series, Inc.
 -Global Technology Fund

                                                     Annual Rate Per Account
                                                Class A Shares    Class B Shares

                                                    $20.00            $22.50
John Hancock Series, Inc.
 - Money Market
John Hancock Cash Reserve
John Hancock Current Interest
 - US Government Cash Reserve

                                                     Annual Rate Per Account
                                                Class A Shares    Class B Shares

                                                    $20.00            $22.50
John Hancock Tax-Exempt Series, Inc.
 - Massachusetts Tax-Free Income
 - New York Tax-Free Income
Freedom Investment Trust
 - Managed Tax-Exempt
John Hancock Tax-Free Bond Trust
- Tax-Free Bond Fund
John Hancock California Tax-Free Income
John Hancock Series, Inc.
- High Yield Tax-Free

                                                     Annual Rate Per Account
                                                Class A Shares    Class B Shares

Limited Term Government                             $20.00            $22.50
Sovereign Bond
Strategic Series
 - Strategic Income
 - Sovereign U.S. Government Income
Freedom Investment Trust II
 - John Hancock World Bond Fund
 - Short-Term Strategic Income
John Hancock Bond Trust
 - Intermediate Maturity Gov't Fund
 - Government Income Fund
 - High Yield Bond Fund






The following funds are at a % of daily net assets of the Fund. Out-of-pocket expenses are paid by John Hancock Investor Services Corporation.

         Class C Funds

        Special Equities                   .10% of daily net assets of  the Fund
        Sovereign Investors

John Hancock Institutional Series Trust      .5% of daily net assets of the Fund
 - John Hancock Global Bond Fund
 - John Hancock Independence Medium Capitalization Fund
 - John Hancock Independence Growth Fund
 - John Hancock Active Bond Fund
 - John Hancock Independence Diversified Core Equity Fund II - John Hancock Independence Balanced Fund - John Hancock Fundamental Value Fund
 - John Hancock Dividend Performers Fund - John Hancock Independence Value
 Fund - John Hancock International Equity Fund - John Hancock Multi-Sector Growth Fund - John Hancock Small Capitalization Equity Fund

These fees are agreed to by the undersigned as of August 30, 1996.



                                                     /s/Anne C. Hodsdon
                                                   ---------------------
                                                     Anne C. Hodsdon
                                                 President of each Fund


                                              /s/ Charles McKenney, Jr.
                                             ---------------------------
                                                  Charles McKenney, Jr.
                                         Vice President of John Hancock Investor
                                                  Services Corporation